UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 20, 2008

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

EPOP Credit Facility

On February 20, 2008, EXCO Partners Operating Partnership, LP (“EPOP”), as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders signatories thereto, entered into that certain First Amendment to Amended and Restated Credit Agreement, which amendment provides for a borrowing base valuation and mortgaging mechanism with respect to EPOP’s midstream pipeline and gas gathering assets. In addition, the lenders reaffirmed the borrowing base of the credit facility at $1.3 billion. The foregoing description is not complete and is qualified in its entirety by the First Amendment to Amended and Restated Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

EXCO Credit Facility

On February 20, 2008, EXCO Resources, Inc. (“EXCO”), as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan, as administrative agent, and the lenders signatories thereto, entered into that certain First Amendment to Second Amended and Restated Credit Agreement, which amendment increases the maximum facility amount to $1.175 billion. In addition, the lenders increased the borrowing base of the credit facility to $1.175 billion. The foregoing description is not complete and is qualified in its entirety by the First Amendment to Second Amended and Restated Credit Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 20, 2008, EXCO Appalachia, Inc. (“Purchaser”), a subsidiary of EXCO, completed the acquisition of certain shallow natural gas properties and related assets (collectively, the “Assets”) from EOG Resources, Inc., and certain of its subsidiaries (collectively the “Sellers”) in Ohio, Pennsylvania, Virginia and West Virginia (the “Acquisition”).

Pursuant to the Asset Purchase Agreement, dated December 7, 2007, between Purchaser and Sellers (as amended, the “Purchase Agreement”), the purchase price for the Assets was $395 million. After reduction for preliminary closing adjustments of $7 million, the net purchase price paid on February 20, 2008 was approximately $388 million. The purchase price paid at closing was financed with available cash of EXCO and borrowings from EXCO’s revolving credit facility with its lenders led by JPMorgan. The purchase price paid at closing is subject to customary post-closing purchase price adjustments reflecting a true-up of purchase price adjustments estimated at closing.

Pursuant to the Purchase Agreement, Sellers have agreed to indemnify Purchaser after the closing, subject to certain limitations, from and against any and all (i) losses relating to certain liabilities expressly retained by Sellers and (ii) losses resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement made by Sellers in the Purchase Agreement. Pursuant to the Purchase Agreement, Purchaser has agreed to indemnify Sellers after the closing, subject to certain limitations, from and against any and all (i) losses relating to certain liabilities expressly assumed by Purchaser and (ii) losses resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement made by Purchaser in the Purchase Agreement. Neither Sellers, on the one hand, nor Purchaser, on the other hand, will be obligated to indemnify the other (and other related indemnified persons specified in the Purchase Agreement) for losses until the amount of all losses incurred by such person and such other indemnified persons exceeds, in the aggregate, $7.9 million (the “Deductible”), in which event the party seeking indemnification may recover all losses incurred in excess of the Deductible. Additionally, Sellers aggregate liability for breaches of certain representations and warranties is limited to 50% of the total adjusted purchase price paid for the Assets.

In connection with the closing of the Acquisition, Purchaser entered into the Amendment to Asset Purchase Agreement, dated February 20, 2008 (the “Amendment”), with Sellers. The Amendment amended selected provisions of the Purchase Agreement, principally to revise and update selected schedules and exhibits to the Purchase Agreement.

The foregoing descriptions are not complete and are qualified in their entirety by the Purchase Agreement and the Amendment, which are filed herewith as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.02     Results of Operations and Financial Condition.

On February 25, 2008, EXCO issued a press release announcing, among other matters, its financial and operational results for the year ended December 31, 2007, and the completion of the Acquisition. A copy of this press release is being furnished as Exhibit 99.1 to this report.

The information contained in this Item 2.02 and in Exhibit 99.1 to this report shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Certain non-GAAP measures are set forth in Exhibit 99.1. A non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that the additional non-GAAP measures are substantially similar to financial measures that are used in covenant calculations required under our credit agreements and the indenture governing our 7-¼% senior notes and compliance with the liquidity and debt incurrence covenants included in these agreements is considered material to us. Management also uses these measures internally to evaluate its operating performance and the measures are used for planning and forecasting of future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The disclosure in Exhibit 99.1 allows investors to reconcile the non-GAAP measures to GAAP.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(d)   Exhibits.

10.1                         First Amendment to Amended and Restated Credit Agreement, dated as of February 20, 2008, among EXCO Partners Operating Partnership, LP, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

10.2                         First Amendment to Second Amended and Restated Credit Agreement, dated as of February 20, 2008, among EXCO Resources, Inc., as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

10.3                         Asset Purchase Agreement, dated December 7, 2007, between EXCO Appalachia, Inc., as purchaser, and EOG Resources, Inc. and certain of its subsidiaries, as sellers.

10.4                         Amendment to Asset Purchase Agreement, dated February 20, 2008, between EXCO Appalachia, Inc., as purchaser, and EOG Resources, Inc. and certain of its subsidiaries, as sellers.

99.1                         Press Release, dated February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: February 25, 2008	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D.
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment to Amended and Restated Credit Agreement, dated as of February 20, 2008, among EXCO Partners Operating Partnership, LP, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

10.2

First Amendment to Second Amended and Restated Credit Agreement, dated as of February 20, 2008, among EXCO Resources, Inc., as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

10.3	Asset Purchase Agreement, dated December 7, 2007, between EXCO Appalachia, Inc., as purchaser, and EOG Resources, Inc. and certain of its subsidiaries, as sellers.
10.4	Amendment to Asset Purchase Agreement, dated February 20, 2008, between EXCO Appalachia, Inc., as purchaser, and EOG Resources, Inc. and certain of its subsidiaries, as sellers.
99.1	Press Release, dated February 25, 2008.